Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE ACHIEVES RECORD SALES QUARTER
Two Worldwide Segments Drive 9% Sales Growth for Second Quarter

GREENVILLE, SC -- January 29, 2015 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced financial results for fiscal year 2015 second quarter ended December 31, 2014.

	Quarter ended December 31,
	2014	2013	Change
	(in millions, except per share data)
Net sales	$807.0	$740.6	9.0%
Operating income	26.0	27.5	(5.4)%
Non-GAAP operating income(1)	29.4	28.9	1.7%
GAAP net income	16.8	18.3	8.1%
Non-GAAP net income(1)	19.7	19.2	2.2%
GAAP diluted EPS	$0.58	$0.64	(9.4)%
Non-GAAP diluted EPS(1)	$0.68	$0.67	1.5%

(1) Non-GAAP financial measures exclude amortization of intangible assets, change in fair value of contingent consideration, and acquisition costs. A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the following Supplementary Information table.

Net sales for the quarter ended December 31, 2014 totaled $807.0 million, a 9.0% increase over net sales of $740.6 million for the quarter ended December 31, 2013. Excluding the translation impact of foreign currencies, net sales increased 11.1% year-over-year. The increase in net sales included the acquisition of Imago, Europe's leading value-added distributor of video and voice solutions, during September 2014.

"Our two worldwide segments achieved very good sales results with 9% year-over-year net sales growth," said Mike Baur, CEO, ScanSource, Inc. "We are pleased to report that the acquisition of Imago has gone very well and contributed to the quarter’s excellent results."

Operating income for quarter ended December 31, 2014 totaled $26.0 million, compared with $27.5 million in the prior year quarter. Excluding adjustments, non-GAAP operating income for the quarter ended December 31, 2014 increased 1.7% over the prior year quarter to $29.4 million from $28.9 million.

On a GAAP basis, net income for the quarter ended December 31, 2014 totaled $16.8 million, or $0.58 per diluted share, compared with net income of $18.3 million, or $0.64 per diluted share, for the prior year quarter. Excluding adjustments, non-GAAP net income for the quarter ended December 31, 2014 increased to $19.7 million, or $0.68 per diluted share, from $19.2 million, or $0.67 per diluted share.

Exhibit 99.1

Completion of the Acquisition of Network1

On January 13, 2015, ScanSource completed its acquisition of Network1, Brazil’s leading value-added distributor of communications equipment and services. As part of the transaction, ScanSource acquired all of Network1’s operations throughout Latin America, including Brazil, Mexico, Colombia, Chile and Peru.The all-cash transaction includes a cash payment and a fixed amount of assumed net debt for an initial purchase price of approximately $60 million, plus earn-out payments based on EBITDA over the next four years. Rafael Paloni, Network1’s Founder and Chief Executive Officer, will lead ScanSource’s Communications business in Latin America.

Forecast for Next Quarter

The Company announced its current expectations for the third quarter of fiscal year 2015. ScanSource expects net sales for the quarter ending March 31, 2015 to range from $800 million to $820 million and non-GAAP diluted earnings per share to range from $0.54 to $0.57 per share. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration, and acquisition costs.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, January 29, 2015 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks in connection with our growth which includes strategic acquisitions; costs and delays in connection with the Company's new ERP system; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; risks associated with consolidation of the Company's vendors; risks in connection with compliance with laws and regulations governing the Company's international business; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2014, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. The Company completed acquisitions on September 19, 2014 and January 13, 2015, which were both structured with earnout payments. Given the size of the acquisitions and potential variability of fair value adjustments on operating results, non-GAAP results exclude amortization of intangible assets related to acquisitions and change in fair value of contingent consideration.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and acquisition costs. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and is considered to have a strong correlation with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.

ScanSource Achieves Record Sales Quarter

ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company ranks #751 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Achieves Record Sales Quarter

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2014	June 30, 2014*
Assets
Current assets:
Cash and cash equivalents	$121,513	$194,851
Accounts receivable, less allowance of $22,125 at December 31, 2014	490,713	464,405
and $26,257 at June 30, 2014
Inventories	518,419	504,758
Prepaid expenses and other current assets	39,872	33,558
Deferred income taxes	18,246	18,109
Total current assets	1,188,763	1,215,681
Property and equipment, net	43,232	31,823
Goodwill	48,966	32,342
Other non-current assets, including net identifiable intangible assets	69,531	55,278
Total assets	$1,350,492	$1,335,124

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$419,614	$421,721
Accrued expenses and other current liabilities	66,477	63,574
Current portion of contingent consideration	7,582	5,851
Income taxes payable	1,935	8,685
Total current liabilities	495,608	499,831
Deferred income taxes	3,931	185
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	2,423	5,256
Other long-term liabilities	24,353	21,780
Total liabilities	531,744	532,481
Shareholders' equity:
Common stock	171,825	168,447
Retained earnings	686,925	650,896
Accumulated other comprehensive income (loss)	(40,002)	(16,700)
Total shareholders' equity	818,748	802,643
Total liabilities and shareholders' equity	$1,350,492	$1,335,124

*	Derived from audited financial statements.

ScanSource Achieves Record Sales Quarter

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended December 31,		Six months ended December 31,
	2014	2013	2014	2013
Net sales	$807,019	$740,618	$1,598,738	$1,472,522
Cost of goods sold	728,908	663,362	1,442,981	1,318,767
Gross profit	78,111	77,256	155,757	153,755
Selling, general and administrative expenses	51,658	49,296	99,813	96,836
Change in fair value of contingent consideration	463	499	976	1,237
Operating income	25,990	27,461	54,968	55,682
Interest expense	207	235	397	482
Interest income	(492)	(525)	(1,327)	(1,099)
Other, net	337	(58)	724	51
Income before income taxes	25,938	27,809	55,174	56,248
Provision for income taxes	9,117	9,511	19,145	18,513
Net income	$16,821	$18,298	$36,029	$37,735
Per share data:
Net income per common share, basic	$0.59	$0.65	$1.26	$1.34
Weighted-average shares outstanding, basic	28,579	28,293	28,562	28,164

Net income per common share, diluted	$0.58	$0.64	$1.25	$1.33
Weighted-average shares outstanding, diluted	28,831	28,597	28,813	28,434

ScanSource Achieves Record Sales Quarter

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended December 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$499,772	$476,206	4.9%	8.1%
Worldwide Communications & Services	307,247	264,412	16.2%	16.7%
Consolidated	$807,019	$740,618	9.0%	11.1%

	Six months ended December 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(a)
Worldwide Barcode & Security	$1,000,732	$926,850	8.0%	9.5%
Worldwide Communications & Services	598,006	545,672	9.6%	9.9%
Consolidated	$1,598,738	$1,472,522	8.6%	9.7%

Net Sales by Geography:
	Quarter ended December 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$587,068	$545,089	7.7%	7.7%
International	219,951	195,529	12.5%	20.7%
Consolidated	$807,019	$740,618	9.0%	11.1%

	Six months ended December 31,			Non-GAAP % Change
	2014	2013	% Change	Excluding FX(b)
North American (U.S. and Canada)	$1,182,858	$1,103,429	7.2%	7.2%
International	415,880	369,093	12.7%	17.0%
Consolidated	$1,598,738	$1,472,522	8.6%	9.7%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and six months ended December 31, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter and six months ended December 31, 2013, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter and six months ended December 31, 2014, as adjusted, totaled $514.5 million and $1.0 billion, respectively. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter and six months ended December 31, 2014, as adjusted, totaled $308.5 million and $599.4 million, respectively.

(b) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter and six months ended December 31, 2014 into U.S. dollars using the weighted average foreign exchange rates for the quarter and six months ended December 31, 2013, respectively. International net sales excluding the translation impact of foreign currencies for the quarter and six months ended December 31, 2014 totaled $236.0 million and $431.9 million, respectively.

ScanSource Achieves Record Sales Quarter

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended December 31, 2014
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$25,990	$25,938	$16,821	$0.58
Adjustments:
Amortization of intangible assets	1,443	1,443	1,025	0.04
Change in fair value of contingent consideration	463	463	346	0.01
Acquisition costs	1,474	1,474	1,474	0.05
Non-GAAP measure	$29,370	$29,318	$19,666	$0.68

	Quarter ended December 31, 2013
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$27,461	$27,809	$18,298	$0.64
Adjustments:
Amortization of intangible assets	930	930	609	0.02
Change in fair value of contingent consideration	499	499	330	0.01
Non-GAAP measure	$28,890	$29,238	$19,237	$0.67

ScanSource Achieves Record Sales Quarter

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended December 31,
	2014	2013
Return on invested capital (ROIC), annualized (a)	14.8%	16.2%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$16,821	$18,298
Plus: Income taxes	9,117	9,511
Plus: Interest expense	207	235
Plus: Depreciation and amortization	2,443	1,778
EBITDA	28,588	29,822
Plus: Change in fair value of contingent consideration	463	499
Plus: Acquisition costs	1,474	—
Adjusted EBITDA (numerator for ROIC) (non-GAAP) (b)	$30,525	$30,321

Invested Capital Calculation
Equity - beginning of quarter/year	$810,265	$723,748
Equity - end of quarter/year	818,748	751,446
Add:
Change in fair value of contingent consideration, net of tax	346	330
Acquisition costs, net of tax(c)	1,474	—
Average equity	815,417	737,762
Average funded debt (d)	5,429	5,429
Invested capital (denominator for ROIC) (non-GAAP)	$820,846	$743,191

Notes:
(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and acquisition costs, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Adjusted EBITDA removes the impact of change in fair value of contingent consideration for the quarters ended December 31, 2014 and 2013 and acquisition costs for the quarter ended December 31, 2014. Adjusted EBITDA and the resulting change in ROIC is shown retrospectively.

(c) Acquisition costs are nondeductible for tax purposes.
(d) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.